UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2004

STEWART ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

LOUISIANA	1-15449	72-0693290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1333 South Clearview Parkway
Jefferson, Louisiana 70121
(Address of principal executive offices) (Zip Code)

(504) 729-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFP 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Restricted Stock Agreement
Stock Option Agreement - Kenneth C. Budde
Stock Option Agreement - Kenneth C. Budde

Item 1.01 Entry into a Material Definitive Agreement.

     On November 18, 2004, Stewart Enterprises, Inc. (the “Company”) entered into restricted stock and stock option agreements with Kenneth C. Budde, Chief Executive Officer and Chief Financial Officer. The stock option agreements provide for the grant of options to purchase an aggregate of 575,000 shares of Company Class A common stock with an exercise price of $7.03 per share with the following vesting schedule: 25 percent on November 18, 2005, 25 percent on November 18, 2006 and 50 percent on November 18, 2007. These options expire on November 18, 2011. The restricted stock agreement provides for the grant of 72,000 restricted shares of Company Class A common stock with the same vesting schedule as the stock options described above.

     The description above of the restricted stock and stock option agreements are not complete and are qualified in their entirety by the actual terms of the agreements, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibit Number	Description
10.1	Restricted Stock Agreement under the Amended and Restated 1995 Incentive Compensation Plan between the Company and Kenneth C. Budde dated November 18, 2004

10.2	Stock Option Agreement under the Amended and Restated 1995 Incentive Compensation Plan between the Company and Kenneth C. Budde dated November 18, 2004

10.3	Stock Option Agreement under the 2000 Incentive Compensation Plan between the Company and Kenneth C. Budde dated November 18, 2004

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART ENTERPRISES, INC.

November 23, 2004	/s/ Michael G. Hymel

Michael G. Hymel
Vice President
Corporate Controller
Chief Accounting Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Restricted Stock Agreement under the Amended and Restated 1995 Incentive Compensation Plan between the Company and Kenneth C. Budde dated November 18, 2004

10.2	Stock Option Agreement under the Amended and Restated 1995 Incentive Compensation Plan between the Company and Kenneth C. Budde dated November 18, 2004

10.3	Stock Option Agreement under the 2000 Incentive Compensation Plan between the Company and Kenneth C. Budde dated November 18, 2004

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